UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 6, 2007
Date of Report (Date of earliest event reported)
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-26041 (Commission File Number)	91-1714307 (I.R.S. Employer Identification No.)
401 Elliott Avenue West
Seattle, WA 98119
(Address of Principal Executive Offices) (Zip Code)
(206) 272-5555
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement
     On August 6, 2007, F5 Networks, Inc. (“F5 Networks”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Acopia Networks, Inc. (“Acopia”). Pursuant to the terms and conditions of the Merger Agreement, Checkmate Acquisition Corporation, a wholly-owned subsidiary of F5 Networks, will merge with and into Acopia with Acopia surviving the merger as a wholly-owned subsidiary of F5 Networks. Pursuant to the Merger Agreement, at closing all shares of Acopia common stock and preferred stock and all Acopia in-the-money stock options that are vested as of closing will be converted into, or with respect to vested in-the-money stock options, cancelled in exchange for, cash payments which will amount to $210,000,000 in the aggregate, subject to certain adjustments. F5 Networks will assume Acopia’s stock incentive plan and will assume all Acopia unvested in-the-money stock options that are outstanding immediately prior to closing. Upon consummation of the merger, holders of the assumed Acopia unvested in-the-money stock options will have the right to purchase F5 Networks common stock upon vesting and exercise of such stock options (the number of such shares of F5 Networks common stock to be calculated based upon a specified exchange ratio). $21,000,000 of the aggregate merger consideration will be held in escrow to secure claims by F5 Networks for indemnification under the Merger Agreement. The completion of the Merger is subject to customary closing conditions, including regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The merger is expected to close on or shortly after September 14, 2007, subject to satisfaction of the closing conditions.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K. A copy of the press release issued by F5 Networks on August 6, 2007 concerning the transaction is filed herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
2.1	Agreement and Plan of Merger, dated August 6, 2007

99.1	Press Release announcing signing of Agreement and Plan of Merger

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Sr. Vice President and General Counsel

Dated: August 8, 2007

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 6, 2007

99.1	Press Release announcing signing of Agreement and Plan of Merger